As filed with the Securities and Exchange Commission on June 16, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rubicon Technology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	36-4419301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9931 Franklin Avenue

Franklin Park, Illinois 60131

(847) 295-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Raja M. Parvez

President and Chief Executive Officer

9931 Franklin Avenue

Franklin Park, Illinois 60131

(847) 295-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Leland E. Hutchinson

Matthew F. Bergmann

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-167272

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock – Primary Offering	$5,853,000	—	$5,853,000	$418

(1)	The Registrant previously registered securities (including shares of common stock) that may be offered by the Registrant in primary offerings at a maximum aggregate offering price not to exceed $60,000,000 on a Registration Statement on Form S-3 (File No. 333-167272), which was filed with the Securities and Exchange Commission on June 3, 2010 and declared effective on June 4, 2010. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is hereby registering additional shares of common stock to be offered by the Registrant in a primary offering.
(2)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Rubicon Technology, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to be offered by the Company in a primary offering at a maximum aggregate offering price of $5,853,000. This Registration Statement relates to the Company’s Registration Statement on Form S-3 (File No. 333-167272) (the “Prior Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2010 and declared effective by the SEC on June 4, 2010. The required opinion of counsel and related consent and accountants’ consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document Description

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Franklin Park, State of Illinois, on June 16, 2010.

Rubicon Technology, Inc.

/S/ RAJA M. PARVEZ
By:	Raja M. Parvez
Its:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 16, 2010 by the following persons in the capacities indicated.

	/S/ RAJA M. PARVEZ	Director, President and Chief Executive
	Raja M. Parvez	Officer (Principal Executive Officer)

	/S/ WILLIAM F. WEISSMAN	Chief Financial Officer (Principal Financial
	William F. Weissman	and Accounting Officer)

*
	Don N. Aquilano	Chairman of the Board of Directors

*
	Donald R. Caldwell	Director

*
	Michael E. Mikolajczyk	Director

*
	Raymond J. Spencer	Director

*By:	/S/ WILLIAM F. WEISSMAN
William F. Weissman
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document Description

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).